Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-186545) pertaining to the LipoScience, Inc. 1997 Stock Option Plan, as amended, the 2007 Stock Incentive Plan, as amended, the 2012 Equity Incentive Plan, and the 2012 Employee Stock Purchase Plan of LipoScience, Inc. of our report dated March 27, 2013, with respect to the financial statements of LipoScience, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Raleigh, North Carolina
March 27, 2013